UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2011

SUNESIS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-51531	94-3295878
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

395 Oyster Point Boulevard, Suite 400 South San Francisco, California	94080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 266-3500

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On October 18, 2011, we entered into a loan and security agreement, or the Loan Agreement, with a syndicate led by Oxford Finance LLC and partnered with Silicon Valley Bank and Horizon Technology Finance Corporation, or, collectively, the Lenders, under which we may borrow up to $25.0 million in two tranches, or the Loan Facility.

We borrowed the first tranche of $10.0 million upon closing of the transaction on October 18, 2011. We expect to use the proceeds from the loan to support our clinical development activities related to vosaroxin, including the VALOR trial, as well as for other working capital and general corporate purposes. Subject to our continued compliance with the terms and conditions under the Loan Facility, the second tranche of $15.0 million will be available for drawdown at our option between June 30, 2012 and September 30, 2012, contingent upon the recommendation by the Data and Safety Monitoring Board following the interim analysis of the Phase 3 VALOR trial to either (a) discontinue the trial due to positive efficacy or (b) continue the trial. The interest rate for the first tranche is 8.95% per annum, and the interest rate for the second tranche will be fixed upon drawdown at a per annum rate equal to the greater of 8.95% or 8.61% plus the then effective three-month U.S. LIBOR rate. Payments under the Loan Agreement are interest-only through February 1, 2013, followed by 32 equal monthly payments of principal and interest through the scheduled maturity date of October 1, 2015. In addition, a final payment equal to 3.75% of the aggregate amount drawn will be due on October 1, 2015, or such earlier date specified in the Loan Agreement.

Our obligations under the Loan Agreement are secured by a first priority security interest in substantially all of our assets, other than our intellectual property. We have also agreed not to pledge or otherwise encumber our intellectual property assets, except that we may grant non-exclusive licenses of our intellectual property entered into in the ordinary course of business in connection with joint ventures or corporate collaborations, and licenses approved by our Board of Directors that may be exclusive in respects other than territory and may be exclusive as to territory as to discrete geographical areas outside of the United States.

We have paid the Lenders a facility fee of $250,000. In addition, if we repay all or a portion of the loan prior to maturity, we will pay the Lenders a prepayment fee, based on a percentage of the then outstanding principal balance, equal to 3.00% if the prepayment occurs on or prior to October 18, 2012, 2.00% if the prepayment occurs on or prior to October 18, 2013, or 1.00% if the prepayment occurs prior to October 18, 2014.

The Loan Agreement includes standard affirmative and restrictive covenants, but does not include any covenants to attain or maintain any financial metrics, and also includes standard events of default, including payment defaults, breaches of covenants following any applicable cure period, a material impairment in the perfection or priority of Lenders’ security interest or in the value of the collateral, a material impairment of the prospect of repayment of the loans, and a material adverse change in the business, operations or conditions (financial or otherwise) of our company. Upon the occurrence of an event of default and following any applicable cure periods, a default interest rate of an additional 5.00% may be applied to the outstanding loan balances, and the Lenders may declare all outstanding obligations immediately due and payable and take such other actions as set forth in the Loan Agreement.

In connection with the Loan Agreement, we agreed to issue to the Lenders warrants to purchase shares of our common stock upon the drawdown of each tranche in the amount equal to 5.00% of the amount drawn at such tranche, divided by the exercise price per share for that tranche. The exercise price per share is determined in each case as the lower of (a) the average closing price per share of our common stock as reported on the NASDAQ Capital Market for the ten (10) trading days prior to the drawdown or (b) the closing price per share of our common stock as reported on the NASDAQ Capital Market on the day before the drawdown. As a result of the drawdown of the first tranche, we issued to the Lenders warrants that are initially exercisable for an aggregate of 386,100 shares of our common stock at a per share exercise price of $1.30, or the Warrants. Each Warrant may be exercised on a cashless basis in whole or in part. The Warrants will terminate on the earlier of the fifth anniversary of their respective issuance or the closing of certain merger or other sale or consolidation transactions in which the consideration is cash, stock of a publicly traded acquirer, or a combination thereof.

The descriptions of the Loan Agreement and the Warrants contained herein do not purport to be complete and are qualified in their entirety by reference to the Loan Agreement, together with the exhibits thereto, and the Warrants, copies of which are attached hereto as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, and are incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set in Item 1.01 of this Current Report on Form 8-K that relates to the creation of a direct financial obligation of our company is incorporated by reference herein.

Item 8.01.	Other Events.

On October 19, 2011, we issued a press release announcing the entry into the Loan Agreement described in Item 1.01 of this Current Report on Form 8-K. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Loan and Security Agreement among Sunesis Pharmaceuticals, Inc., Oxford Finance LLC, Silicon Valley Bank and Horizon Technology Finance Corporation, dated as of October 18, 2011.

10.2	Warrant to Purchase Stock issued to Oxford Finance LLC, dated as of October 18, 2011.

10.3	Warrant to Purchase Stock issued to Silicon Valley Bank, dated as of October 18, 2011.

10.4	Warrant to Purchase Stock issued to Horizon Technology Finance Corporation, dated as of October 18, 2011.

99.1	Press Release titled “Sunesis Secures $25 Million Tranched Loan Facility,” dated as of October 19, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 19, 2011	SUNESIS PHARMACEUTICALS, INC.

	By:	/s/ Eric. H. Bjerkholt
Eric H. Bjerkholt
Senior Vice President, Corporate Development and Finance,
Chief Financial Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Loan and Security Agreement among Sunesis Pharmaceuticals, Inc., Oxford Finance LLC, Silicon Valley Bank and Horizon Technology Finance Corporation, dated as of October 18, 2011.

10.2	Warrant to Purchase Stock issued to Oxford Finance LLC, dated as of October 18, 2011.

10.3	Warrant to Purchase Stock issued to Silicon Valley Bank, dated as of October 18, 2011.

10.4	Warrant to Purchase Stock issued to Horizon Technology Finance Corporation, dated as of October 18, 2011.

99.1	Press Release titled “Sunesis Secures $25 Million Tranched Loan Facility,” dated as of October 19, 2011.

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